UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 14, 2016

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2016, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) with (i) certain lenders named therein, (ii) U.S. Bank National Association, as administrative agent, (iii) the following co-syndication agents: Wells Fargo Bank, National Association, and Bank of America, N.A., solely with respect to the Revolving Credit Facility and the Five-Year Term Loan Facility (each as defined below), and PNC Bank, National Association, solely with respect to the Seven-Year Term Loan Facility (as defined below), (iv) the following co-documentation agents: TD Bank, PNC Bank, National Association, JPMorgan Chase Bank, N.A., Citibank, N.A., Compass Bank, BMO Harris Bank, N.A. and Bank of the West, solely with respect to the Revolving Credit Facility and the Five-Year Term Loan Facility, (v) the following co-senior managing agents: Morgan Stanley Bank, N.A. and Regions Bank, solely with respect to the Revolving Credit Facility and the Five-Year Term Loan Facility, and (vi) the following joint lead arrangers and joint book runners: U.S. Bank National Association, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely with respect to the Revolving Credit Facility and the Five-Year Term Loan Facility, and PNC Capital Markets LLC, solely with respect to the Seven-Year Term Loan Facility. The Company joined in the Credit Agreement for certain limited purposes as set forth therein.

The Credit Agreement provides for aggregate borrowings of up to $1.15 billion, consisting of a senior unsecured four-year revolving credit facility of $500 million (the “Revolving Credit Facility”), a senior unsecured five-year term loan of up to $430 million (the “Five-Year Term Loan Facility”) and a senior unsecured seven-year term loan of up to $220 million (the “Seven-Year Term Loan Facility” and, together with the Revolving Credit Facility and the Five-Year Term Loan Facility, the “Credit Facility”), of which $300 million of the Five-Year Term Loan Facility was drawn on October 14, 2016. The Operating Partnership may increase the amount of the commitments under the Credit Facility up to an aggregate of $1.5 billion, and extend the term of the Revolving Credit Facility for up to two additional periods of six months each, after satisfying certain conditions.

Amounts outstanding under the Credit Facility will bear interest at floating rates, at the Operating Partnership’s option, equal to either (i) LIBOR plus the applicable Eurodollar rate margin or (ii) the applicable base rate which is the applicable margin plus the highest of (a) 0.0%, (b) the federal funds rate plus 0.50%, (c) U.S. Bank’s prime rate or (d) the Eurodollar rate plus 1.00%. The applicable Eurodollar rate margin will range from 1.35% to 2.50% per annum and the applicable base rate margin will range from 0.35% to 1.50% per annum, in each case depending on the Company’s Consolidated Leverage Ratio, as defined in the Credit Agreement, and the type of loan. If the Operating Partnership obtains a specified investment grade rating from two or more specified credit rating agencies, and elects to use the alternative rates based on the Operating Partnership’s debt rating, the applicable Eurodollar rate margin will range from 0.85% to 2.45% per annum and the applicable base rate margin will range from 0.00% to 1.45% per annum, in each case depending on the rating achieved and the type of loan.

The Operating Partnership may voluntarily prepay loans under the Credit Agreement in whole or in part at any time, subject to certain notice requirements. To the extent that the Operating Partnership prepays all or any portion of the Seven-Year Term Loan Facility on or prior to October 14, 2018, the Operating Partnership will pay a prepayment premium equal to (i) if such prepayment occurs prior to October 14, 2017, 2.00% of the principal amount so prepaid, and (ii) if such prepayment occurs on or after October 14, 2017 but prior to October 14, 2018, 1.00% of the principal amount so prepaid. Amounts borrowed under the Five-Year Term Loan Facility and Seven-Year Term Loan Facility and repaid or prepaid may not be reborrowed.

The Credit Agreement is guaranteed by the Company and by the current and future subsidiaries of the Operating Partnership that own unencumbered properties which meet specified criteria or own, directly or indirectly, the equity interests in any such subsidiary and by other material subsidiaries (as defined in the Credit Agreement) that are not prohibited by law or other agreements from providing such a guaranty. The Credit Agreement is not secured by any assets of the Company or its subsidiaries.

The Credit Agreement includes a series of financial and other covenants that the Company and the Operating Partnership must comply with, including:

•	maintaining a ratio of total indebtedness to total asset value of not more than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not exceed 65%;

•	maintaining a ratio of total secured debt to total asset value of not more than 40%;

•	maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0; and

•	maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not exceed 65%.

The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, all outstanding principal amounts, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

An affiliate of Wells Fargo Securities, LLC is a lender under the Operating Partnership’s outstanding secured line of credit. In addition, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and affiliates of JPMorgan Chase Bank, N.A. act as sales agents in connection with certain equity distribution agreements pursuant to which the Company may sell shares of its common stock from time to time.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the execution of the Credit Agreement, the Company issued a press release, which is attached as Exhibit 99.1 hereto. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description of Exhibit

10.1	Credit Agreement, dated as of October 14, 2016, by and among Extra Space Storage Inc., Extra Space Storage LP, U.S. Bank National Association, as administrative agent, certain other financial institutions acting as syndication agents, documentation agents, senior management agents and lead arrangers and book runners, and certain lenders party thereto.

99.1	Press release issued by Extra Space Storage Inc. on October 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2016	EXTRA SPACE STORAGE INC.

	By	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Credit Agreement, dated as of October 14, 2016, by and among Extra Space Storage Inc., Extra Space Storage LP, U.S. Bank National Association, as administrative agent, certain other financial institutions acting as syndication agents, documentation agents, senior management agents and lead arrangers and book runners, and certain lenders party thereto.

99.1	Press release issued by Extra Space Storage Inc. on October 17, 2016.